UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.                )

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Definitive Healthcare Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 12, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Definitive Healthcare Corp., our first annual meeting of stockholders as a public company, on Tuesday, May 24, 2022, at 4:00 PM, Eastern Time. The Annual Meeting will be held at 492 Old Connecticut Path, Framingham, MA 01701.

The Notice of Annual Meeting of Stockholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the Annual Meeting. A Notice of Internet Availability of Proxy Materials is being mailed, and the Proxy Statement, annual report and the form of proxy are first being sent or made available to stockholders on or about April 12, 2022. We urge you to read the accompanying materials regarding the matters to be voted on at the Annual Meeting and to submit your voting instructions by proxy.

Whether or not you plan to attend the Annual Meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote in person at the Annual Meeting. We encourage you to vote by Internet, by telephone or by proxy card in advance even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

Thank you for your continued support of Definitive Healthcare Corp.

Sincerely,

Jason Krantz
Chief Executive Officer, Chairman

DEFINITIVE HEALTHCARE CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Tuesday, May 24, 2022

TIME	4:00 PM, Eastern Time

PLACE	492 Old Connecticut Path, Framingham, MA 01701

ITEMS OF BUSINESS

1.  To elect three Class I directors of Definitive Healthcare Corp., each to serve a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE

You may vote at the Annual Meeting if you were a stockholder of record at the close of business on March 25, 2022.

A complete list of stockholders of record will be available for examination by any stockholder for any purpose related to the Annual Meeting beginning ten days prior to the Annual Meeting. If you would like to view the list, please email us at annualmeeting@definitivehc.com. In addition, the list of stockholders of record will be available at the Annual Meeting for inspection by stockholders of record.

VOTING BY PROXY	To ensure your shares are voted, please follow the instructions on the Notice of Internet Availability of Proxy Materials or physical proxy card you received in the mail. You may vote your shares over the Internet, by telephone or by completing, signing and mailing your physical proxy card. Voting procedures are described on the following page, on the Notice of Internet Availability of Proxy Materials, and/or on the physical proxy card you received in the mail.

By Order of the Board of Directors,

David Samuels
Chief Legal Officer and Secretary April 12, 2022

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Tuesday, May 24, 2022: This Proxy Statement and our Annual Report are available free of charge at www.proxydocs.com/DH.

PROXY VOTING METHODS

If at the close of business on March 25, 2022 (the “Record Date”), you were a stockholder of record you may vote your shares in person at the Annual Meeting or in advance over the Internet, by telephone or by mail. You may also revoke your proxies at the times and in the manners described in the General Information section of this Proxy Statement. We encourage you to vote by Internet, by telephone or by proxy card in advance even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

Shares Held of Record.    If you hold your shares in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, LLC, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	If you received the Notice of Internet Availability (“Notice”) or a printed copy of the proxy materials, follow the instructions in the Notice or on the proxy card.
By Telephone	If you received the Notice or a printed copy of the proxy materials, follow the instructions on the Notice or on the proxy card.
By Mail	If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person	You may also vote in person by attending the meeting and submitting your proxy card. Please see the General Information section of this Proxy Statement for additional information on how to attend in person.

Shares Held in Street Name. If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person at the Annual Meeting, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy at the meeting.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

i

Definitive Healthcare Corp.

550 Cochituate Road

Framingham, MA 01701

Telephone: (508) 720-4224

PROXY STATEMENT

Annual Meeting of Stockholders

May 24, 2022

GENERAL INFORMATION

Why am I being provided with these materials?

The Notice of Internet Availability of Proxy Materials was mailed, and this Proxy Statement, annual report and the form of proxy were first sent or made available to stockholders on or about April 12, 2022. We have provided these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Definitive Healthcare Corp. (“we,” “our,” “us” and the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on May 24, 2022 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. You are invited to attend the Annual Meeting and vote your shares or to vote your shares in advance by proxy via the Internet, by telephone or by mail.

To promote the health and safety of attendees, we reserve the right to implement safety measures as we deem prudent or as required by any applicable laws or government orders. Furthermore, in the event we determine it is necessary or appropriate to make alternative arrangements for the Annual Meeting, we will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website, and filed with the Securities and Exchange Commission (“SEC”) as additional proxy soliciting material. If you plan to attend the Annual Meeting in person, please email annualmeeting@definitivehc.com prior to the Annual Meeting to confirm local visitor requirements, as circumstances may change upon short notice. For example, then-current COVID protocols may require visitors to pre-register and complete a symptoms checklist prior to entering the building.

What am I voting on?

There are two proposals scheduled to be voted on at the Annual Meeting:

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Proposal No. 1: To elect three Class I directors of Definitive Healthcare Corp., each to serve a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

•	Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Who is entitled to vote?

Stockholders of record as of the close of business on March 25, 2022 (the “Record Date”) may vote at the Annual Meeting or any postponement or adjournment thereof. As of that date, there were 97,563,683 shares of our Class A common stock and 55,050,824 shares of our Class B common stock outstanding. Holders of our Class A

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common stock and Class B common stock have one vote for each share of Class A common stock and one vote for each share of Class B common stock held as of the Record Date, in each case including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

Our Class A common stock and Class B common stock will vote together as a single class on all matters described in this Proxy Statement for which stockholder votes are being solicited.

What constitutes a quorum?

The presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at the Annual Meeting shall constitute a quorum. Abstentions, “withhold” votes, and shares represented by “broker non-votes” that are present in person or by proxy and entitled to vote at the Annual Meeting are counted for purposes of determining a quorum.

What is a “broker non-vote”?

A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Proposal No. 1 is considered a non-routine matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

How many votes are required to approve each proposal?

For Proposal No. 1, under our Amended and Restated Certificate of Incorporation (“Charter”), directors are elected by the plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote thereon. There is no cumulative voting. Director nominees who receive the greatest number of affirmative votes will be elected. In an uncontested election where the number of nominees equals the number of director seats up for election, all the nominees will be elected as long as there is a quorum and they receive at least one vote. Under our Corporate Governance Guidelines, we maintain a policy that requires a director in an uncontested election who does not receive a majority of the votes cast to tender his or her resignation from the Board and all committees thereof. Under our Corporate Governance Guidelines, a director nominee shall have failed to receive the affirmative vote of a majority of votes cast if the number of “withhold” votes in respect of such director nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding broker non-votes). The Nominating and Corporate Governance Committee will assess the appropriateness of the nominee continuing to serve as a director and will recommend to the Board the action to be taken with respect to the resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the publication of the election results.

For Proposal No. 2, under our Amended and Restated Bylaws (“Bylaws”), approval of the proposal requires the affirmative vote of the holders of a majority in voting power of the shares of stock present in person or by proxy and entitled to vote thereon.

It is important to note that the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 (Proposal No. 2) is non-binding and advisory. While the ratification of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or

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otherwise, if our stockholders fail to ratify the selection, we will consider it notice to the Board and the Audit Committee to consider the selection of a different firm.

How are votes counted?

With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are “withheld” will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1 and there will not be any abstentions on this proposal.

With respect to the ratification of our independent registered public accounting firm (Proposal No. 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as a vote “AGAINST” Proposal No. 2. Because brokers have the discretionary authority to vote on Proposal No. 2 there will not be any broker non-votes on this proposal.

If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the Class I director nominees set forth in this Proxy Statement; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

Who will count the vote?

Representatives of Mediant Communications or its designee will tabulate the votes and act as inspectors of election.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:

By Internet	If you received the Notice of Internet Availability (“Notice”) or a printed copy of the proxy materials, follow the instructions in the Notice or on the proxy card.
By Telephone	If you received the Notice or a printed copy of the proxy materials, follow the instructions on the Notice or on the proxy card.
By Mail	If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person	You may also vote in person by attending the meeting and submitting your proxy card. Please see the General Information section of this Proxy Statement for additional information on how to attend in person.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

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How do I attend and vote my shares at the Annual Meeting?

This year’s Annual Meeting will be held at 492 Old Connecticut Path, Framingham, MA 01701. The instructions for how to attend the Annual Meeting and vote, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/DH.

If you plan to attend the Annual Meeting in person, please email annualmeeting@definitivehc.com prior to the Annual Meeting to confirm local visitor requirements, as circumstances may change upon short notice. For example, then-current COVID protocols may require visitors to pre-register and complete a symptoms checklist prior to entering the building.

What does it mean if I receive more than one proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to our Secretary, provided such statement is received no later than May 23, 2022;

•	voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at the Annual Meeting on May 24, 2022;

•	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than May 23, 2022; or

•	attending the Annual Meeting and voting in person.

If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

The information provided in the “question and answer” format above is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

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PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS

Our Charter provides for a classified Board of Directors divided into three classes. Jason Krantz, Chris Mitchell and Lauren Young constitute a class with a term that expires at the Annual Meeting of Stockholders in 2022 (the “Class I Directors”); Chris Egan, Samuel A. Hamood and Jill Larsen constitute a class with a term that expires at the Annual Meeting of Stockholders in 2023 (the “Class II Directors”); and Jeff Haywood, Robert Musslewhite, D. Randall Winn and Kathleen A. Winters constitute a class with a term that expires at the Annual Meeting of Stockholders in 2024 (the “Class III Directors”).

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has considered and nominated the following slate of nominees to serve as Class I Directors for a three-year term expiring in 2025: Jason Krantz, Chris Mitchell and Lauren Young. Action will be taken at the Annual Meeting for the election of these three Class I Director nominees.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the election of the director nominees. All of the nominees have indicated that they will be willing and able to serve as directors. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which we do not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Nominees for Election to the Board of Directors in 2022

The following information describes the offices held, other business directorships and the term of service of each director nominee, as well as the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the director nominee should serve as a director. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.

Class I – Nominees for term expiring in 2025

Name	Age	Principal occupation and other information
Jason Krantz	49

Mr. Krantz has served as the Company’s Chief Executive Officer since he founded the Company in February 2011.

Prior to founding Definitive Healthcare, Mr. Krantz founded and served as CEO of Infinata, a SaaS based provider of intelligence to the pharmaceutical industry under the brand BioPharm Insight, from 1999 to 2007 until the company was sold to Pearson Media Group. In addition, Mr. Krantz has co-founded and helped build several intelligence and analytics companies including Energy Acuity, a privately held provider of intelligence on the alternative energy market and Xtelligent Media, a privately held integrated marketing company focused on the healthcare industry. Mr. Krantz previously served on the board of directors of RainKing Solutions from 2015 until 2017. Mr. Krantz currently serves on the board of directors of CapHedge Ventures Inc., a private company. Mr. Krantz holds a B.S. in Finance and Computer Science from Boston College and an M.B.A. from Harvard Business School.

We believe Mr. Krantz is qualified to serve on our Board of Directors because of his entrepreneurial experiences, finance and data analytics expertise as well as knowledge of the healthcare industry.

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Chris Mitchell	50

Mr. Mitchell has served as a member of the Board of Directors of the Company since February 2015.

Mr. Mitchell is a Managing Director at Spectrum Equity, which he joined in 2001. Prior to Spectrum Equity, Mr. Mitchell worked as a principal at Monitor Clipper Partners, a middle-market private equity firm, and as an associate at TA Associates, a global growth private equity firm. Mr. Mitchell currently serves on the board of directors of the following companies: Extreme Reach, Tenstreet, and Varicent Software. Previously, Mr. Mitchell has served on the board of directors of a range of private companies in the data analytics and information services industries. Mr. Mitchell holds an A.B. in Classics from Princeton University.

We believe Mr. Mitchell is qualified to serve on our Board of Directors because of his expertise in finance and investment and his service as a director of a broad range of companies in the data analytics and information services industries.

Lauren Young	39

Ms. Young has served as a member of the Board of Directors of the Company since July 2019.

Ms. Young is a Managing Director of Advent International Corporation (“Advent”), a private equity firm that focuses on investments in five core sectors: business and financial services; healthcare; industrial; retail, consumer and leisure; and technology. Ms. Young joined Advent in 2011. Prior to Advent, Ms. Young was a member of the U.S. buyout fund at The Carlyle Group, an American multinational private equity, alternative asset management and financial services corporation, from 2006 to 2009 and served as an analyst at McColl partners from 2004 to 2006. Ms. Young also currently serves on the board of directors of Forescout Technologies, P2 Energy Solutions, and Iodine Software, all private companies. Additionally, Ms. Young serves on the board of directors of CCC Intelligent Solutions Holdings Inc., a public company. Ms. Young holds a B.A. from Davidson College and an M.B.A. from the Harvard Business School.

We believe Ms. Young is qualified to serve on our Board of Directors because of her financial knowledge, investment experience across industries and her service as director of other software solutions companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

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Continuing Members of the Board of Directors

The following information describes the offices held, other business directorships, the class and term of each director whose term continues beyond the Annual Meeting and who is not subject to election this year, as well as the experiences, qualifications, attributes or skills that caused the Board to determine that the director should serve as a director. Beneficial ownership of equity securities for these directors is also shown under “Ownership of Securities” below.

		Class II – Directors whose term expires in 2023

Name	Age	Principal occupation and other information
Chris Egan	45

Mr. Egan has served as a member of the Board of Directors of the Company since July 2019.

Mr. Egan is a Managing Partner of Advent International Corporation, which he joined in 2000. Prior to Advent, Mr. Egan served as an analyst at UBS, a Swiss multinational investment bank and financial services company. Mr. Egan currently serves or has served on the board of directors of Ansira Holdings, NielsenIQ, Xplor Technologies, Prisma Medios de Pagos S.A., and Clearent/FieldEdge, each a private company. Additionally, Mr. Egan serves on the board of directors of CCC Intelligent Solutions Holdings Inc., a public company. Mr. Egan holds a B.A. in English and Economics from Dartmouth College.

We believe Mr. Egan is qualified to serve on our Board of Directors because of his financial knowledge, investment experience and his service as director of other software solutions companies.

Samuel A. Hamood	53

Mr. Hamood has served as a member of the Board of Directors of the Company since September 2020.

Mr. Hamood currently serves as President and Chief Administrative and Finance Officer at Culligan International Co (“Culligan”), which he joined in August 2019. Prior to his time at Culligan, Mr. Hamood served as interim Chief Executive Officer and President of ATI Physical Therapy, Inc., a nationally-recognized rehabilitation provider, from January 2018 to August 2019. Prior to his time at ATI Physical Therapy, Inc., Mr. Hamood served as Executive Vice President and Chief Financial Officer of Change HealthCare Corporation from 2017 to 2018, and as Executive Vice President and Chief Financial Officer of TransUnion from 2008 to 2018. Mr. Hamood also previously served on the board of directors at Culligan from 2016 to 2019 and currently serves on the boards of directors of Accentcare, a private company, and Finch Therapeutics Group Inc., a public company. Mr. Hamood is a Certified Public Accountant (inactive status) and received his Bachelor of Business Administration in finance at The University of Iowa, and his Juris Doctor from Southwestern University School of Law.

We believe Mr. Hamood is qualified to serve on our Board of Directors because of his financial expertise and experience in and knowledge of the healthcare industry.

Jill Larsen	49	Ms. Larsen has served as a member of the Board of Directors of the Company since April 2021.

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Ms. Larsen previously served as the Chief People Officer & Executive Vice President at PTC Inc., a global software company in the industrial and manufacturing space, from January 2020 to February 2022. Prior to her time at PTC, Ms. Larsen served as the Executive Vice President—Human Resources and Chief Human Resources Officer of Medidata Solutions, Inc., from April 2018 to January 2020. Ms. Larsen has over 20 years of experience establishing and transforming human resources and talent strategies at global, high-tech companies and has also previously served as senior vice president of talent acquisition and human resources at Cisco Systems, Inc., a public technology conglomerate from April 2013 to April 2018. She also held executive HR leadership roles at Dell EMC, and was chief human resources officer of RSA, the security division of Dell EMC. Ms. Larsen currently serves on the boards of directors of Sterling Check Corp, a public company, and TPX Communications, a private company. Ms. Larsen is PHR certified and received her B.A. in communications and English from Boston College, and her MBA in Human Resources Management from Emmanuel College.

We believe Ms. Larsen is qualified to serve on our Board of Directors because of her extensive experience in talent acquisition strategies and human resources expertise in technology companies.

		Class III – Directors whose term expires in 2024

Name	Age	Principal occupation and other information
Jeff Haywood	43

Mr. Haywood has served as a member of the Board of Directors of the Company since February 2015. Mr. Haywood is a Managing Director at Spectrum Equity, which he joined in February 2007. Prior to Spectrum Equity, Mr. Haywood served as an associate at Thoma Cressey Equity Partners, an American private equity and growth capital firm, and as an analyst at Goldman Sachs. Mr. Haywood also currently serves on the board of directors of the following companies: RxVantage, Datassential, Voltaire Health Holdings, LLC (d/b/a Payer Compass), and Membersy Topco, LLC. Mr. Haywood also currently serves as a Board Observer at Everlywell. Previously, Mr. Haywood has served on the board of directors or as a board observer of a range of private companies in the technology, healthcare and data industries. Mr. Haywood holds a B.A. in Political Science and History from Duke University.

We believe Mr. Haywood is qualified to serve on our Board of Directors because of his extensive knowledge of the healthcare industry, his expertise in finance and investment and his service as director of healthcare analytics companies.

Robert Musslewhite	52	Mr. Musslewhite has served as a member of the Board of Directors of the Company since June 2021. Mr. Musslewhite was also appointed as President of the Company on October 7, 2021. Mr. Musslewhite was the Chief Executive Officer of OptumInsight, the health services business of Optum, from August 2019 through August 2021, Optum360, Optum’s medical billing and coding business from March 2019 to August 2019, and Optum Analytics and Advisory Board Research, which provides research on healthcare strategy, care delivery, and operations from 2017 to March 2019. Mr. Musslewhite also served as Chief Executive Officer of The Advisory Board Company from 2008 until 2017 and Chairman from 2013 to 2017, at which time the Company was

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acquired by Optum. Prior to joining The Advisory Board Company, Mr. Musslewhite was an Associate Principal with McKinsey & Company, a global management consulting firm. Mr. Musslewhite currently serves on the boards of directors of CoStar Group, Ascend Learning, and Iodine Software, and is a member of the Economics Club of Washington D.C. Mr. Musslewhite received a J.D. from Harvard Law School and an A.B. in Economics from Princeton University.

We believe Mr. Musslewhite is qualified to serve on our Board of Directors because of his consulting experience, knowledge of the healthcare industry and experience with healthcare data analytics.

D. Randall Winn	52

Mr. Winn has served as a member of the Board of Directors of the Company since September 2019.

Mr. Winn currently serves as a Managing Member of 22C Capital, a private investment firm, which he founded in 2017 and also serves as Managing Member of FiveW Capital LLC, a private investment firm. Mr. Winn has also served as a member of the board of directors of ZoomInfo Technologies Inc. since February 2020 and served as a member of the Board of Managers of ZoomInfo Holdings LLC from 2014 to June 2020. Mr. Winn also currently serves on the boards of directors of private companies, including Canoe Software and Portage Technologies and has served on the boards of directors of Dealogic, Viteos Fund Services, Merit Software, and eMarketer. Prior to founding 22C Capital, Mr. Winn was a co-founder of, and Co-Managing Partner and ultimately Executive Managing Director/CEO of, Capital IQ from 1999 to 2011. Mr. Winn holds an A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University.

We believe Mr. Winn is qualified to serve on our Board of Directors because of his financial knowledge, investment experience and his service as director of other software solutions companies.

Kathleen Winters	54

Ms. Winters has served as a member of the Board of Directors of the Company since October 2021. Ms. Winters recently retired, having served as Chief Financial Officer at Automatic Data Processing Inc. since April 2019, a global technology company providing human capital management solutions. At Automatic Data Processing Inc., she was responsible for leading the global finance organization and representing the company to investors, lenders and rating agencies, and she played a significant role in driving the company’s strategy, growth and operational effectiveness. Prior to Automatic Data Processing Inc., Ms. Winters served as Chief Financial Officer at MSCI, Inc., a provider of investment decision support tools including indexes, for institutional investors from April 2016 to March 2019. Before that, she spent 14 years in various financial leadership roles at Honeywell International from January 2002 to March 2016. Ms. Winters began her career at PricewaterhouseCoopers LLP, serving clients primarily in the entertainment and media industries. Ms. Winters holds a degree from Boston College and is a certified public accountant.

We believe Ms. Winters is qualified to serve on our Board of Directors because of her financial expertise, numerous leadership positions in financial roles and extensive experience serving the financial and technology sectors.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our business and affairs are managed under the direction of our Board. Our Charter provides that our Board must consist of at least one director, or such larger number as may be fixed from time to time by a resolution of at least a majority of the directors then in office. Our Board is composed of ten directors divided into three classes, with terms staggered according to class. See “Proposal No. 1 – Election of Class I Directors” for more information.

Nominating Agreements

On September 17, 2021, in connection with the initial public offering of our Class A common stock completed September 17, 2021(our “IPO”), we entered into nominating agreements with each of an affiliate of Advent, Jason Krantz and Spectrum Equity, which provide that, subject to certain stock ownership thresholds, the Company will include two designees of Advent, one designee of Jason Krantz, and one designee of Spectrum Equity, respectively, in the slate of director nominees recommended to the Company’s stockholders for election and the Company will fill any vacancy of any such designated director previously nominated by Advent, Jason Krantz and Spectrum Equity, respectively, with a new director designated by Advent, Jason Krantz and Spectrum Equity, respectively.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines, the Board will have a majority of independent directors. In making independence determinations, the Board observes all applicable requirements, including the corporate governance listing standards established by Nasdaq. The Board will carefully consider all relevant facts and circumstances in making an independence determination.

Our Board of Directors has affirmatively determined that each of Chris Egan, Samuel A. Hamood, Jeff Haywood, Jill Larsen, Chris Mitchell, D. Randall Winn, Kathleen Winters and Lauren Young is independent under applicable Nasdaq listing standards. Our Board also has determined that each of Samuel A. Hamood and Kathleen Winters is independent under Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for purposes of serving on the Audit Committee, and that each of Jill Larsen, Jeff Haywood, D. Randall Winn and Lauren Young is independent for purposes of serving on the Human Capital Management & Compensation Committee (the “HCM and Compensation Committee”). In making its independence determinations, our Board of Directors considered and reviewed all information known to it, including information identified through annual director questionnaires.

Director Nomination Process

Currently, the Board of Directors is divided into three classes of approximately equal size. Each year, at the Annual Meeting of Stockholders, the Board proposes a slate of director nominees for a particular class to stockholders for election to a term of three years. Stockholders may also recommend candidates for election to the Board, as described below. The Board has delegated the process of screening potential director candidates to the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for periodically reviewing with the Board the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills and other characteristics) in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company. In identifying and screening director candidates, the Nominating and Corporate Governance Committee considers whether the candidates fulfill the criteria for directors approved by the Board, including integrity, objectivity, independence, sound judgment, leadership, courage and diversity of experience (for example, in relation to finance and accounting, strategy, risk management, technical expertise, policymaking, etc.). In addition, the Company recognizes and embraces the benefits of having a diverse Board. In evaluating the Board’s composition, the Nominating and Corporate Governance Committee will consider

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diversity among other relevant considerations, including, but not limited to, diversity of gender, age, race, ethnicity, cultural and educational background, professional experience, skills, knowledge and length of service.

The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the committee, directors and members of management. Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the Nominating and Corporate Governance Committee at Definitive Healthcare Corp., Attn: Chief Legal Officer, 550 Cochituate Rd, Framingham, MA 01701.

Invitations to serve as a nominee are extended by the Board via the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee.

Director Resignation Policy

Directors are elected by a plurality of the votes cast in both contested elections (elections in which the number of nominees is greater than the number of Board seats open for election) and uncontested elections (elections in which the number of nominees does not exceed the number of Board seats open for election). Under our Corporate Governance Guidelines, we maintain a policy that requires a director in an uncontested election who does not receive a majority of the votes cast to tender his or her resignation from the Board and all committees thereof. Under our Corporate Governance Guidelines, a director nominee shall have failed to receive the affirmative vote of a majority of votes cast if the number of “withhold” votes in respect of such director nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding broker non-votes). The Nominating and Corporate Governance Committee will assess the appropriateness of the nominee continuing to serve as a director and will recommend to the Board the action to be taken with respect to the resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the publication of the election results.

Board Structure

Our Board of Directors is led by Mr. Krantz, our Chairman of the Board, Founder and Chief Executive Officer. The Board does not have a fixed policy regarding the separation of the offices of Chair of the Board and CEO, and believes that it should maintain the flexibility to select the Chair of the Board and its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its stockholders. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight. By combining the role of Chairman and Chief Executive Officer in Mr. Krantz, our Founder, we have ensured that the Chairman of the Board has a unique understanding of our Company as well as ongoing executive responsibility for the Company. In the Board’s view, this enables the Board to better understand the Company and work with management to enhance stockholder value. In addition, the Board believes that this structure enables it to better fulfill its risk oversight responsibilities and enhances the ability of the Chief Executive Officer to effectively communicate the Board’s view to management.

Executive Sessions

As described in our Corporate Governance Guidelines, the non-management directors meet regularly in executive session without members of management present. If any of the non-management directors do not qualify as an “independent director” under applicable Nasdaq rules, at least once a year an additional executive session is held, attended only by independent directors. The executive sessions have such agendas and procedures as are determined by the non-management and independent directors, as applicable. An independent presiding director convenes and presides at such sessions. Authority in such sessions to act on behalf of the Company or the Board on any matters requires an express delegation of authority by the Board.

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Communications with the Board

As described in our Corporate Governance Guidelines, stockholders are invited to communicate to the Board or its committees by writing to Definitive Healthcare Corp., Attn: Chief Legal Officer, 550 Cochituate Rd, Framingham, MA 01701. In addition, interested parties may communicate with the Chair of the Board or with the non-management and independent directors of the Company as a group by writing to Definitive Healthcare Corp., Attn: Chief Legal Officer, 550 Cochituate Rd, Framingham, MA 01701.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s committees and the number of meetings held by each committee during the year ended December 31, 2021.

	Audit Committee	HCM and Compensation Committee	Nominating and Corporate Governance Committee(1)
Chris Egan	X
Samuel A. Hamood	Chair
Jeff Haywood		X
Jill Larsen		Chair
Chris Mitchell			X
D. Randall Winn		X	X
Kathleen A. Winters	X
Lauren Young		X	Chair
Number of meetings held in 2021:	7	5	0
(1)	Our Nominating and Corporate Governance Committee was formed in September 2021 in connection with our IPO and, as a result, did not hold any meetings in 2021.

During the year ended December 31, 2021, the Board held 5 meetings. In 2021, all of our directors attended at least 75% of the meetings of the Board and committees during the time in which he or she served as a member of the Board or such committee. Directors are invited, but not required, to attend our annual meetings of stockholders.

Audit Committee

The primary purposes of our Audit Committee under the committee’s charter are to assist the Board’s oversight of:

•	audits of our financial statements;

•	the integrity of our financial statements, financial reporting and disclosure practices;

•	our processes relating to risk management and the soundness of our systems of internal control over financial reporting and accounting compliance and disclosure controls and procedures;

•	the qualifications, engagement, compensation, independence and performance of our independent auditor, and the independent auditor’s conduct of the annual audit of our financial statements; and

•	the performance of our internal audit function.

Our Audit Committee is comprised of Chris Egan, Samuel A. Hamood, and Kathleen A. Winters, with Mr. Hamood serving as chair. Our Board has determined that each of Mr. Egan, Mr. Hamood, and Ms. Winters meets the Nasdaq financial literacy requirements for serving on an audit committee and that each of Mr. Hamood

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and Ms. Winters qualify as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d) of Regulation S-K. Our Board has affirmatively determined that each of Mr. Hamood and Ms. Winters is independent for the purposes of serving on the Audit Committee under applicable Nasdaq rules and Rule 10A-3 under the Exchange Act. We intend to comply with the independence requirements for all members of the Audit Committee within the time periods specified under such rules. The Audit Committee is governed by a charter that complies with the rules of Nasdaq.

Human Capital Management & Compensation Committee

Effective November 19, 2021, our HCM and Compensation Committee (i) was given responsibility for overseeing development and succession planning for the Company’s executive team other than for its Chief Executive Officer and for oversight of the Company’s Diversity, Equity and Inclusion philosophy and plans, and (ii) was renamed the Human Capital Management & Compensation Committee. The primary purpose of our HCM and Compensation Committee under the committee’s charter is to assist the Board in overseeing our employee compensation policies and practices, non-CEO succession planning and Diversity, Equity and Inclusion framework, including:

•	evaluating, recommending, and approving executive officer compensation arrangements, plans, policies and programs;

•	administering Company-wide and executive bonus plans or programs and equity-based compensation plans;

•	overseeing succession planning for executive officers other than the CEO;

•	reviewing human capital and talent related plans and programs including:

○	management succession plan for the Executive Management Team, and, where applicable, other critical roles;

○	diversity, equity, and inclusion philosophy, efforts, and results through the Company’s human resources programs; and

○	practices and strategies that further corporate social responsibility.

The HCM and Compensation Committee is comprised of Jeff Haywood, Jill Larsen, D. Randall Winn, and Lauren Young, with Ms. Larsen serving as the chair. Our Board has affirmatively determined that each of Mr. Haywood, Ms. Larsen, Mr. Winn and Ms. Young is independent for purposes of serving on the HCM and Compensation Committee. The HCM and Compensation Committee is governed by a charter that complies with the rules of Nasdaq.

Nominating and Corporate Governance Committee

Our Board has established a Nominating and Corporate Governance Committee. The primary purpose of our Nominating and Corporate Governance Committee is to recommend candidates for appointment to the Board and to review the corporate governance guidelines of the Company, including:

•

identifying and screening individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies;

•	developing, recommending to the Board and reviewing the Company’s Corporate Governance Guidelines;

•	coordinating and overseeing the annual self-evaluation of the Board and its committees; and

•	reviewing on a regular basis the overall corporate governance of the Company and recommending improvements for approval by the Board where appropriate.

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The Nominating and Corporate Governance Committee is comprised of Chris Mitchell, D. Randall Winn, and Lauren Young, with Ms. Young serving as the chair. Our Board has affirmatively determined that each of Mr. Mitchell, Mr. Winn and Ms. Young is independent for purposes of serving on our Board under applicable Nasdaq rules. The Nominating and Corporate Governance Committee is governed by a charter that complies with the rules of Nasdaq.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics that applies to all of our employees, officers and directors is available on our website located at ir.definitivehc.com. Any amendments or waivers from our Code of Business Conduct and Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that are required to be disclosed will be disclosed on our Internet website promptly following the date of such amendment or waiver. Our Audit Committee is responsible for overseeing the Code of Business Conduct and Ethics and our Board must approve any waivers of the Code of Business Conduct and Ethics for any directors, executive officers or senior financial officers.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board’s views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors.

Our Corporate Governance Guidelines, Audit Committee, HCM and Compensation Committee, and Nominating and Corporate Governance Committee charters, Code of Business Conduct and Ethics, and other corporate governance documents and information, are available on our website at ir.definitivehc.com under Governance. Any stockholder also may request them in print, without charge, by contacting the Chief Legal Officer of Definitive Healthcare Corp., at 550 Cochituate Rd, Framingham, MA 01701.

Oversight of Risk Management

The Board is involved in the oversight of risk management related to us and our business. The Board accomplishes this oversight both directly and through its Audit Committee, which assists the Board in overseeing a part of our overall risk management and regularly reports to the Board. The Audit Committee periodically reviews our accounting, reporting and financial practices, and oversees the integrity of our financial statements, the administrative and financial controls, our compliance with legal and regulatory requirements, our procedures for treatment of complaints regarding internal accounting controls or auditing matters, and our policies with respect to risk assessment and risk management. In addition, the Audit Committee reviews controls and risk around information security and data privacy, including approving procedures and security measures undertaken to strengthen and support compliance in this area. Through its regular meetings with management, including the finance, legal and internal audit functions, the Audit Committee reviews and discusses significant areas of our business and related risks and summarizes for the Board areas of risk and any mitigating factors. For more information regarding our risk oversight governance framework, see below under “Our Commitment to ESG.”

Our Commitment to ESG

Our Board, acting directly and through its committees, reviews and oversees our strategic plans, objectives, and risks related to sustainability, environmental, social, and governance matters (“ESG”), pursuant to our Corporate Governance Guidelines. At this time, the Board believes full board oversight, rather than assigning oversight to an existing or new committee, will ensure all directors are actively engaged in overseeing ESG risks and opportunities. Each of our committees share in ESG oversight responsibilities, and each committee reports regularly to the full Board on its activities. The HCM and Compensation Committee is responsible for overseeing the policies and strategies relating to talent management, as well as the diversity, equity, and inclusion

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philosophy, efforts, and results, and practices and strategies that further corporate social responsibility. The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board about significant emerging corporate governance issues and practices, and the Audit Committee reviews controls and risks around information security and data privacy and approves procedures and security measures undertaken to strengthen and support compliance in this area.

Hedging Policy

We prohibit directors, officers and employees from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or short selling such securities. In addition, directors, officers and employees are prohibited from engaging in any transactions (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s securities. Our insider trading policy also prohibits directors, officers and employees from pledging the Company’s stock as collateral for loans.

Board Diversity

The following table sets forth certain diversity statistics concerning the members of the Board of Directors:

Board Diversity Matrix (as of April 12, 2022)
Total Number of Directors	10

	Female	Male
Part I: Gender Identity
Directors	3	7
Part II: Demographic Background
White	3	7

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers, other than Messrs. Krantz and Musslewhite, each of whom also serve as directors of the Company. For biographical information for Messrs. Krantz and Musslewhite, see “Proposal No. 1 – Election of Class I Directors — Nominees for Election to the Board of Directors in 2022” and “Proposal No. 1 – Election of Class I Directors — Continuing Members of the Board of Directors”, respectively.

Name	Age	Principal occupation and other information
Richard Booth	52	Mr. Booth has served as the Company’s Chief Financial Officer since March 2021. Prior to joining the Company, Mr. Booth served as Chief Financial Officer of Bottomline Technologies, Inc., a SaaS based business payment provider from April 2015 to March 2021, where he oversaw finance and information security. Before joining Bottomline Technologies, Inc., Mr. Booth was the VP of Finance and Corporate Controller of Sapient (since renamed Publicis Sapient), a publicly traded digital advertising firm. Prior to Sapient, Mr. Booth oversaw financial matters at Nuance Communications, a publicly traded software and services firm, culminating in his role as VP of Business Financial Planning & Analysis. Mr. Booth currently serves as a member of the board of directors and the audit committee of CRA International, Inc., a publicly traded global consulting firm and on the board of directors of

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		33 Foundation, a private community enrichment organization. Mr. Booth holds a B.S. in accounting with high honors from Penn State University, an M.S.O.D. from American University, an M.S. in taxation from Bentley College and an M.B.A. from Stanford University Graduate School of Business, where he was an Arjay Miller Scholar. Mr. Booth is also a licensed CPA.

Joseph Mirisola	39	Mr. Mirisola has served as the Company’s Chief Revenue Officer since January 2020. Prior to becoming Chief Revenue Officer, Mr. Mirisola served as the Company’s SVP of Sales and Revenue from January 2018 to December 2019, Vice President of Sales from January 2013 to December 2017 and the Director of Business Development from April 2011 to December 2012. Before Mr. Mirisola joined the Company, he held positions as a mortgage banker from 2005 to 2007 and then was a partner at Universal Home Lending Corp and Universal Unsecured Lending Corp until 2010. Mr. Mirisola attended the University of Massachusetts Dartmouth.

David Samuels	59	Mr. Samuels has served as the Company’s Chief Legal Officer since February 2021. Mr. Samuels served as Chief Executive Officer of ReferralMob, Inc., a software-driven, peer-to-peer job referral staffing service from July 2015 to November 2019. At ReferralMob, Inc., Mr. Samuels was responsible for overseeing all operations generally. Prior to joining ReferralMob, Inc., Mr. Samuels served as Chief Strategy Officer of Interactions Corporation, an A.I. service delivering electronic customer care services. Prior to Interactions Corporation, he served for seven years as General Counsel of EnerNOC, Inc. (since renamed Enel X North America), a provider of energy intelligence and demand response software, where he led its initial public offering and held various additional roles including EVP Corporate Development, Secretary and Chairman of the Board of Strategic Advisors. At EnerNOC, Inc., Mr. Samuels led multiple departments, including legal, corporate development, compliance and governance. Earlier in his career, Mr. Samuels served as General Counsel and Vice president of Corporate Development of publicly traded digital agency, International Integration, Inc. and led its merger negotiations with Razorfish. Mr. Samuels served on the board of directors of ReferralMob, Inc. from 2015 to 2019, Magnus Textile LLC from 2017 to 2018 and ANSWR from 2014 until 2017, each a private company. Mr. Samuels holds a B.A. from Brandeis University and a J.D. from Northeastern University School of Law.

Kate Shamsuddin	35	Ms. Shamsuddin has served as the Company’s Chief Product Officer since January 2020. Prior to being the Company’s Chief Product Officer, Ms. Shamsuddin served as the Company’s Senior Vice President of Strategy from January 2018 to December 2019, Vice President of Strategy from September 2016 to December 2017 and Director of Product Strategy from February 2015 to September 2016. Prior to joining the Company, Ms. Shamsuddin worked in strategic services at Blue Cross Blue Shield Association, a national association of 35 independent, community-based, and locally operated Blue Cross Blue Shield companies. At Blue Cross Blue Shield Association, Ms. Shamsuddin developed strategic initiatives and products to use across all of the Blue Cross Blue Shield companies. Ms. Shamsuddin holds a B.A. in Anthropology and Global Health from Emory University and an M.S. in Health Policy and Management from Harvard University School of Public Health.

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PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2022.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted “FOR” the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.

Audit and Non-Audit Fees

In connection with the audit of the 2021 financial statements, we entered into an agreement with Deloitte & Touche LLP which sets forth the terms by which Deloitte & Touche LLP will perform audit services for the Company.

The following table summarizes fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu and their respective affiliates, in the identified categories for the years ended December 31, 2021 and 2020:

	2021	2020
Audit fees(1)	$826,257	$136,496
Audit-related fees(2)	$1,700,000	-
Tax fees(3)	$153,185	$47,162
All other fees(4)	$1,895	$1,895

Total:	$2,681,337	$185,553

(1)

Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered for the audit of the Company’s annual financial statements, reviews of financial statements, and the fees are for services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)

Represents fees for assurance and related services that are reasonably related to performance of the audit and review of our financial statements, and which are not reported under “Audit fees.” These services in 2021 consisted primarily of attestation services for such matters as required for consents and comfort letters related to registration statements and other filings with the Securities and Exchange Commission.

(3)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning.
(4)	“All other fees” consisted of annual subscription fees for accounting research software.

All of the services shown in this table for 2021 and 2020 were pre-approved by the Audit Committee. The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.

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Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters—Board Committees and Meetings—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Samuel A. Hamood, Chair

Chris Egan

Kathleen A. Winters

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EXECUTIVE AND DIRECTOR COMPENSATION

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. As a result, we are permitted to and rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for only our principal executive officer and our two next most highly compensated executive officers serving at fiscal year-end and have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year End table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.

We will remain an emerging growth company until the earliest to occur of: (i) December 31, 2025; (ii) the last day of the fiscal year during which our annual gross revenues are $1.07 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which we become a “large accelerated filer,” which means that we have been public for at least 12 months, have filed at least one annual report and the market value of our voting and non-voting common equity held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Overview

This section provides an overview of our executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the compensation tables below with respect to our “named executive officers,” or “NEOs,” namely our principal executive officer during fiscal 2021 and our two other most highly compensated executive officers serving at the end of fiscal 2021. Our NEOs for fiscal 2021 were:

•	Jason Krantz, our Chairman and Chief Executive Officer;

•	Robert Musslewhite, our President and director; and

•	Richard Booth, our Chief Financial Officer.

Summary Compensation Table

The following table sets forth certain information regarding the total compensation awarded to, earned by or paid to our NEOs in fiscal 2021 and 2020.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(7)	Total
Jason Krantz	2021	$431,403	—	$5,200,011	$291,485	$30,131	$5,953,030
Chairman and Chief Executive Officer	2020	$420,250	$25,000	—	$310,770	$29,677	$785,697
Robert Musslewhite (4)	2021	$183,642(5)	$70,332	$28,597,250	—	$6,679	$28,857,903
President
Richard Booth (6)	2021	$279,327	—	$2,941,179	$95,890	$28,791	$3,345,187
Chief Financial Officer
(1)	For Mr. Musslewhite for 2021, equals a guaranteed bonus amount equal to 68% of his base salary, pro-rated based on his service as President from October 7, 2021 through the end of the year.

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(2)

Represents the grant date fair value of equity awards computed in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). The valuation assumptions associated with such awards are discussed in Note 13 to the Company’s consolidated financial statements included in the Form 10-K for the fiscal year ending December 31, 2021. For a description of equity awards granted in 2021, see the “Equity Compensation” section following this table.

(3)

For 2021, for Messrs. Krantz and Booth, represents annual cash incentive awards earned under the Definitive Healthcare Corp. 2021 Corporate Bonus Program (the “2021 Bonus Program”) based on a stretch level achievement of Annual Recurring Revenue.

(4)	Mr. Musslewhite was appointed President of the Company on October 7, 2021.
(5)	Salary includes $17,352 in director fees earned in 2021 and $60,690 in consulting fees earned in 2021.
(6)	Mr. Booth was appointed Chief Financial Officer of the Company on March 15, 2021.
(7)

Payments to our NEOs included in the “All Other Compensation” column for 2021 include the following: 401(k) matching contributions of $11,600 for each of Messrs. Krantz and Booth and $3,729 for Mr. Musslewhite; life insurance premiums for each of Messrs. Krantz and Booth; health insurance premiums for all NEOs, short and long-term disability insurance premiums for each of Messrs. Krantz and Booth; and, for Mr. Booth, legal fees.

Narrative Discussion of the Summary Compensation Table

In fiscal 2021, we primarily compensated our NEOs through a combination of base salary, annual cash incentive awards and equity awards. Our NEOs are also entitled to certain other benefits, subject to their enrollment, including a 401(k) plan with matching contributions, medical, dental, vision, life, accidental death and dismemberment, short-term disability and long-term disability insurance. The components of our fiscal 2021 compensation program are described in more detail below.

Cash Compensation

Base Salary

Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. The salaries paid to each of Messrs. Krantz, Musslewhite and Booth are set forth in the Summary Compensation Table above in the “Salary” column.

2021 Annual Cash Incentive Awards and Bonus

In fiscal 2021, we awarded annual cash incentive opportunities to our NEOs under the 2021 Bonus Program. We generally use our bonus program to provide annual performance-based cash incentive awards to motivate and reward eligible employees for the Company’s achievement of financial objectives, as established by the Board each year.

For fiscal 2021, performance was measured against the Company’s “Annual Recurring Revenue,” which is defined as the annual recurring revenue from new business, upsell business, renewals and non-recurring items that are closed and booked by the company in calendar 2021, and based on base, target and stretch performance objectives. The performance objectives were established at the beginning of fiscal 2021. If the performance objective is achieved at target, our executive officers, including our NEOs, receive a cash payment equal to their target bonus. If performance exceeds or falls short of plan, then payouts are adjusted according to the level of achievement, as such level of achievement is approved by the HCM and Compensation Committee.

Mr. Krantz’s, base achievement, target achievement and stretch achievement payments for fiscal 2021 were up to 68% of his base salary for achievement of any of base, target or stretch goals. Mr. Booth’s base, target and stretch bonus payments for fiscal 2021 were 50%, 57.5%, and 65% of his base salary, respectively. For 2021 only, Mr. Musslewhite was entitled to a guaranteed bonus amount equal to 68% of his base salary, pro-rated based on his service as President from October 7, 2021 through the end of the year. Such guarantee was provided in Mr. Musslewhite’s employment agreement and applies solely to 2021.

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Based on achievement of Annual Recurring Revenue in fiscal 2021 at stretch, our HCM and Compensation Committee approved the following payments to our NEOs: for Mr. Krantz, $291,485; and for Mr. Booth, $95,890. Mr. Musslewhite’s pro-rated bonus amount for 2021 was $70,332.

Equity Compensation

Prior to our IPO, we granted equity awards in the form of Class B Units (“Class B Units”) under the AIDH Topco, LLC 2019 Equity Incentive Plan (the “2019 Plan”). On April 28, 2021 we granted 1,089,185 Class B Units to Mr. Booth, and on June 25, 2021, we granted 25,000 Class B Units and 300,000 Class B Units to Mr. Musslewhite in connection with his service as a director and as an advisor, respectively. Class B Units were intended to be treated as “profits interests” for U.S. federal income tax purposes and had economic characteristics similar to stock appreciation rights. In connection with the Reorganization Transactions (as defined below under “Certain Relationships and Related Person Transactions”) and the IPO, unvested Class B Units held by employees, directors or consultants (either directly or indirectly through AIDH Management Holdings, LLC) were exchanged for (i) unvested LLC Units in AIDH Management Holdings, LLC (which correspond on a one-for-one basis to LLC Units in AIDH TopCo, LLC), or (ii) in the case of Mr. Krantz, unvested LLC Units in AIDH TopCo, LLC, in each such case based on their respective participation thresholds and the IPO price of $27.00 per share. As a result, the 1,089,185 Class B Units granted to Mr. Booth were converted to 486,827 LLC Units, and the 25,000 Class B Units and 300,000 Class B Units granted to Mr. Musslewhite in connection with his service as a director and as an advisor, respectively were converted to 11,175 LLC Units and 134,088 LLC Units, respectively. At the time of the conversion to LLC Units and thereafter, all holders of LLC Units, are also issued one share of Class B common stock of the Company per vested LLC Unit. Shares of Class B common stock entitle holders thereof to one vote per share on all matters on which stockers holders of the Company are entitled to vote generally, but have no economic value.

Once time-based vesting conditions are satisfied, LLC Units of AIDH Management Holdings, LLC may be exchanged for LLC Units of AIDH Topco, LLC on a one-for-one basis, which are then exchanged for shares of Class A common stock of the Company on a one-for-one basis, subject to certain exceptions, conditions and adjustments. Any Class B common stock held will be cancelled at the time of the exchange.

In connection with the IPO, we awarded 192,593 restricted stock units (“RSUs”) to Mr. Krantz and 72,223 RSUs to Mr. Booth under the Definitive Healthcare Corp. 2021 Equity Incentive Plan (the “2021 Plan”). Of the RSUs granted, 75% are time-vesting, corresponding to 144,445 RSUs for Mr. Krantz and 54,167 RSUs for Mr. Booth, and 25% are performance-vesting, corresponding to 48,148 RSUs for Mr. Krantz and 18,056 RSUs for Mr. Booth. The time-vested portion vests over a four year period, with 25% vesting on the first anniversary of the grant date, and the remaining 75% vesting in substantially equal installments at the end of each three-month period measured from the first anniversary of the grant date for a period of 36 months. If the performance criteria is achieved, one-third of the performance-vesting RSUs will vest on each of January 1, 2023, January 1, 2024 and January 1, 2025.

In addition, in connection with his appointment as President in October 2021, Mr. Musslewhite received two grants of RSUs: 433,550 RSUs, 25% of which vest on the one year anniversary of the grant date, followed by quarterly vesting of 6.25% per quarter until fully vested over the subsequent three years; and 216,450 RSUs, 33% of which vest on the one year anniversary of the grant date, followed by quarterly vesting of 8.33% per quarter until fully vested over the subsequent two years.

2019 Equity Incentive Plan

The 2019 Plan provides for the grant of awards to employees, independent directors and other service providers of the Company, our subsidiaries and AIDH Management Holdings, LLC. A total of 3,442,994 LLC Units and shares of Class B common stock are subject to outstanding awards under the 2019 Plan as of December 31, 2021. We do not intend to grant any further awards under the 2019 Plan.

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2021 Equity Incentive Plan

In connection with our IPO, we adopted the 2021 Plan, effective as of September 14, 2021. The purpose of the 2021 Plan is to align the interests of eligible participants with our stockholders by providing incentive compensation tied to the Company’s performance. As of December 31, 2021, approximately 6,888,789 shares of Class A common stock were available for awards under the 2021 Plan.

We refer to the aggregate number of shares available for awards under the 2021 Plan as the “share reserve.” On the first day of each fiscal year, commencing on January 1, 2023 and ending on (and including) January 1, 2032, the share reserve will automatically increase by a number equal to the least of (i) 5% of the total number of shares of Class A common stock actually issued and outstanding on the last day of the preceding fiscal year, (ii) a number of shares of Class A common stock determined by the Board; and (iii) 8,989,039 shares of Class A common stock.

Retirement Benefits

Messrs. Krantz, Musslewhite and Booth participate in a tax-qualified defined contribution plan, the Definitive Healthcare LLC 401(k) Profit Sharing Plan (the “401(k) Plan”) under which they receive matching contributions equal to 100% of their salary deferrals up to 3% of compensation and 50% of salary deferrals on the following 2% of compensation. Participants in the 401(k) Plan may also receive discretionary profit sharing contributions.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards held by our NEOs as of December 31, 2021.

		Stock Awards
Name	Grant Date	Award Type	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(8)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(8)
Jason Krantz	9/18/2019	LLC Units	641,317	(1)	$17,527,194
	9/14/2021	RSUs	144,445	(2)	$3,947,682
	9/14/2021	RSUs				48,148(3)	$1,315,885
Robert Musslewhite	6/25/2021	LLC Units	145,263	(4)	$3,970,038
	10/7/2021	RSUs	433,550	(5)	$11,848,922
	10/7/2021	RSUs	216,450	(6)	$5,915,579
Richard Booth	4/28/2021	LLC Units	486,827	(7)	$13,304,982
	9/14/2021	RSUs	54,167	(2)	1,480,384
	9/14/2021	RSUs				18,056(3)	$493,470

(1)

LLC Units of AIDH Topco, LLC, 427,545 of which vest in equal installments on each of the first, second and third anniversaries of the Company’s IPO, and 213,772 of which continue to vest pursuant to a four-year annual vesting schedule. Once vested, Mr. Krantz may exchange LLC Units of AIDH Topco, LLC for shares of Class A common stock of the Company on a one-for-one basis. At the time of any such exchange, an equal number of shares of Class B common stock of the Company held by Mr. Krantz, which have no economic value and entitle holders thereof to one vote per share on all matters on which stockholders of the Company are entitled to vote generally, will be cancelled.

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(2)

RSUs subject to time-based vesting, 25% of which vest on the first anniversary of the grant date, and the remaining 75% of which vest in substantially equal installments at the end of each three-month period measured from the first anniversary of the grant date for a period of 36 months.

(3)	RSUs vest upon achievement of 2022 performance metrics. If the performance criteria is achieved, one-third of the RSUs will vest on each of January 1, 2023, January 1, 2024 and January 1, 2025.
(4)

LLC Units in AIDH Management Holdings, LLC, 5,587 of which vest in equal installments on each of the first, second and third anniversaries of the Company’s IPO, and 139,676 of which continue to vest pursuant to a four-year annual vesting schedule. Once vested, LLC Units in AIDH Management Holdings, LLC may be exchanged for LLC Units of AIDH Topco, LLC on a one-for-one basis, which are then exchanged for shares of Class A common stock of the Company on a one-for-one basis. At the time of any such exchange, an equal number of shares of Class B common stock of the Company, which have no economic value and entitle holders thereof to one vote per share on all matters on which stockholders of the Company are entitled to vote generally, will be cancelled.

(5)	RSUs vest 25% on the one year anniversary of the grant date, followed by quarterly vesting of 6.25% per quarter until fully vested, over the subsequent three years.
(6)	RSUs vest 33% on the one year anniversary of the grant date, followed by quarterly vesting of 8.33% per quarter until fully vested, over the subsequent two years.
(7)

LLC Units in AIDH Management Holdings, LLC, 243,413 of which vest in equal installments on each of the first, second and third anniversaries of the Company’s IPO, and 243,414 of which continue to vest pursuant to a four-year annual vesting schedule. Once vested, LLC Units in AIDH Management Holdings, LLC may be exchanged for LLC Units of AIDH Topco, LLC on a one-for-one basis, which are then exchanged for shares of Class A common stock of the Company on a one-for-one basis. At the time of any such exchange, an equal number of shares of Class B common stock of the Company, which have no economic value and entitle holders thereof to one vote per share on all matters on which stockholders of the Company are entitled to vote generally, will be cancelled.

(8)	The market value was determined based on the $27.33 closing price per share of our Class A common stock on December 21, 2021.

Potential Payments Upon Termination or Change-In-Control

The employment agreements with Messrs. Krantz, Musslewhite and Booth provide for certain potential payments upon termination or a change-in-control. A description of these potential payments is included in the following summary of the material terms of the employment arrangements that we have with each of our NEOs.

Equity Arrangements

Pursuant to the 2021 Plan, if any of Messrs. Krantz, Musslewhite or Booth’s service is terminated upon or within 24 months following a change in control (as defined in the 2021 Plan) without cause (as defined in the 2021 Plan) or upon other circumstances as determined by the HCM and Compensation Committee, the unvested portion (if any) of all outstanding RSUs held by such executive will immediately vest and be paid in full upon termination, with any applicable performance conditions deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, in each case as determined by the HCM and Compensation Committee.

Pursuant to the 2019 Plan, we granted Class B Units to Messrs. Krantz, Booth and Musslewhite, which have been converted into LLC Units in AIDH Management Holdings, LLC (and AIDH Topco, LLC in the case of Mr. Krantz) as described above under “Equity Compensation”. Upon the consummation of a change in control and pursuant to the relevant award agreement, all of the unvested LLC Units converted from Messrs. Krantz, Booth and Musslewhite’s time-vesting and performance-vesting units will become vested as of immediately prior to such change in control, subject to Messrs. Krantz, Booth and Musslewhite’s continued service on the date of the change in control.

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Employment Arrangements

Jason Krantz

We entered into an employment agreement with Mr. Krantz on February 18, 2015 (as amended, the “Krantz Employment Agreement”). The Krantz Employment Agreement provides for at-will employment, and further provides that Mr. Krantz will receive a base salary, which is reviewed on an annual basis by the HCM and Compensation Committee. See the “Summary Compensation Table” above for Mr. Krantz’s base salary for fiscal 2021. The Krantz Employment Agreement also provides that Mr. Krantz is eligible to receive a cash bonus based on his performance relative to objective and subjective performance criteria established by the Board. Mr. Krantz’s target annual bonus is equal to 68% of his base salary, subject to Board approval.

In addition to the above, Mr. Krantz participates in the employee benefits programs offered by us to our similarly-situated employees. The Krantz Employment Agreement provides for the payment by the Company of 100% of all health insurance premiums for Mr. Krantz and his family. The cost of the health insurance premiums paid for Mr. Krantz are set forth in the “Summary Compensation Table” above in the “All Other Compensation” column.

Mr. Krantz’s employment may be terminated at any time by (i) us with or without Cause (as defined below), (ii) Mr. Krantz for any or no reason (including Good Reason, as defined below), (iii) either us or Mr. Krantz in the event of Mr. Krantz’s Disability (as defined in the Krantz Employment Agreement) or (iv) as a result of Mr. Krantz’s death.

If we terminate Mr. Krantz’s employment without Cause (as defined below and other than as a result of death or Disability (as defined in the Krantz Employment Agreement)), or Mr. Krantz terminates his employment for “Good Reason,” (as defined below) then we must provide Mr. Krantz with (i) continuation of payments of salary at the rate in effect on the date of termination for a period of twelve months from the date of termination of employment, payable in accordance with our regular payroll schedule; (ii) a prorated portion of the bonus that Mr. Krantz would have earned in accordance with the Krantz Employment Agreement had his employment continued through the end of the fiscal year (plus, if not yet paid upon the date of termination, the full bonus for the prior fiscal year), which prorated amount shall be calculated based upon the number of days elapsed during the fiscal year in which Mr. Krantz’s employment terminates through the date of termination and determined in the sole good faith discretion of the Board; and (iii) if Mr. Krantz is eligible, continuation of payments of the group health continuation coverage premiums for Mr. Krantz and his eligible dependents for a period of up to twelve months.

In addition, if we terminate Mr. Krantz’s employment without Cause or Mr. Krantz terminates his employment for Good Reason, in each case within a 12 month period after a change of control, we would provide Mr. Krantz with (i) severance in the amount of 150% of the sum of Mr. Krantz’s base salary and target bonus at the rate in effect on the date of termination; (ii) a prorated portion of the annual bonus Mr. Krantz would have earned at target level; and (iii) if Mr. Krantz is eligible, continuation of payments of the group health continuation coverage premiums for Mr. Krantz and his eligible dependents for a period of up to 18 months. In addition, we would accelerate the vesting of all of Mr. Krantz’s unvested equity awards. The payments and benefits described above may be reduced if they would result in Mr. Krantz receiving a lower amount on an after-tax basis due to the application of the excise tax on “golden parachutes.”

The Krantz Employment Agreement includes customary confidentiality provisions, assignment of inventions and a two-year post-termination noncompetition and non-solicitation of our employees.

For purposes of the Krantz Employment Agreement, “Cause” means that Mr. Krantz has: (i) breached any fiduciary duty or legal or material contractual obligation to us, which breach, if curable, is not cured within 15 days after written notice to Mr. Krantz thereof or, if cured, recurs; (ii) failed to follow any reasonable directive

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of the Board, which failure, if curable, is not cured within 15 days after notice to Mr. Krantz thereof or, if cured, recurs; (iii) engaged in gross negligence, fraud, embezzlement, acts of dishonesty or a conflict of interest relating to the affairs of the Company or any of our affiliates, in each case as determined by the Board; (iv) been convicted of or pleaded nolo contendere to (A) any misdemeanor relating to the affairs of the Company or any of our affiliates or (B) any felony (excluding any motor vehicle offense for which a non-custodial sentence is received for Mr. Krantz); or (v) engaged in a willful violation of any federal or state securities laws.

For purposes of the Krantz Employment Agreement, “Good Reason” means without the written consent of Mr. Krantz (i) permanently relocating Mr. Krantz’s primary office to a location more than 25 miles from its current office location in Framingham, Massachusetts, (ii) a reduction in Mr. Krantz’s then-current base salary by twenty percent (20%) or more provided that any such reduction that applies to all management employees in the same manner will not constitute Good Reason, or (iii) any material diminution in responsibilities, it being understood that a material diminution in responsibility in connection with a sale of the Company shall not constitute Good Reason; provided, that in each case, we shall have been given written notice from Mr. Krantz describing in reasonable detail the occurrence of the event or circumstance for which he believes he may resign for Good Reason within 90 days of the occurrence thereof and we shall not have cured such event or circumstance within 30 days after our receipt of such notice.

Robert Musslewhite

Robert Musslewhite was appointed as President effective October 7, 2021. In connection with his appointment, Mr. Musslewhite entered into an employment agreement (the “Musslewhite Employment Agreement”) pursuant to which, he is paid an annual base salary of $429,000, which is reviewed on an annual basis by the HCM and Compensation Committee to determine whether it should be increased or otherwise modified. For 2021, Mr. Musslewhite was entitled to an annual incentive bonus equal to 68% of his pro-rated base salary, calculated from the effective date of his employment agreement. In future years, Mr. Musslewhite will be eligible to receive an annual incentive bonus of up to 68% of his base salary, determined in the sole discretion of the Board.

In addition to the above, Mr. Musslewhite participates in the employee benefits programs offered by us to our similarly-situated employees. The Musslewhite Employment Agreement provides for the reimbursement of 100% of all health insurance premiums for Mr. Musslewhite if enrolled in a Company sponsored health plan. The cost of the health insurance premiums reimbursed to Mr. Musslewhite are set forth in the “Summary Compensation Table” above in the “All Other Compensation” column.

Mr. Musslewhite’s employment may be terminated at any time (i) by us with or without Cause (as defined below), (ii) by Mr. Musslewhite for any or no reason, (iii) by either us or Mr. Musslewhite in the event of Mr. Musslewhite’s Disability (as defined in the Musslewhite Employment Agreement) or (iv) as a result of Mr. Musslewhite’s death. If we terminate Mr. Musslewhite’s employment without Cause (as defined below and other than as a result of death or disability (as defined in the Musslewhite Employment Agreement)), or Mr. Musslewhite terminates his employment for “Good Reason,” (as defined below) then we must provide Mr. Musslewhite with (i) continuation of regular payments of salary at the rate in effect on the date of termination for a period of twelve months from the date of termination of employment, payable in accordance with our regular payroll schedule; (ii) payment of the annual bonus to be earned by Mr. Musslewhite during the twelve month period following the date of termination of employment, within 30 days following the date of termination; and (iii) acceleration of the vesting of all stock options, restricted stock shares and RSUs, profits interests, or other forms of equity awarded to Mr. Musslewhite by the Company at any time, that would otherwise have vested during the twelve-month period following the termination date.

If during a Change of Control Period (the period beginning three months prior to, and ending twelve months following, a Change in Control), Mr. Musslewhite’s employment is terminated without Cause (as defined below), or Mr. Musslewhite terminates his employment with Good Reason (as defined below), then we must provide Mr.

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Musslewhite with (i) continuation of regular payments of salary at the rate in effect on the date of termination for a period of eighteen months from the date of termination of employment, payable in accordance with our regular payroll schedule; (ii) payment of 1.5 times the annual bonus at a level equal to the greater of the bonus for the current year at target or the average of the bonus paid in the last two calendar years if such history exists to be earned by Mr. Musslewhite during the twelve month period following the date of termination of employment, payable within 30 days following the date of termination; (iii) acceleration of the vesting in full of all stock options, restricted stock shares and RSUs, profits interests, or other forms of equity awarded to Mr. Musslewhite by the Company at any time; and (iv) should Mr. Musslewhite timely elect and be eligible to continue receiving group medical insurance under COBRA, payment for a period of eighteen months of the entire amount of the premiums for such coverage.

The Musslewhite Employment Agreement includes customary confidentiality provisions, an assignment of inventions as well as a one-year post-termination noncompetition and non-solicitation of our employees. For purposes of the Musslewhite Employment Agreement, “Cause” means that Mr. Musslewhite has: (i) commission of or indictment for, pleading guilty or no contest to, a felony, a gross misdemeanor, or any crime involving moral turpitude; (ii) any unlawful act which is materially injurious or detrimental to the reputation or financial interests of the Company or its affiliates; (iii) theft of property of the Company or its affiliates or falsification of documents of the Company or its affiliates or dishonesty in their preparation; (iv) breach of any material provision of any agreement with the Company or its affiliates, including any non-competition, non-solicitation or confidentiality provisions, or any other similar restrictive covenants to which Mr. Musslewhite is or may become a party with the Company or its affiliates.

For purposes of the Musslewhite Employment Agreement, “Good Reason” means without the written consent of Mr. Musslewhite (i) a material diminution (of 10% or more) of the Base Salary or target Bonus (i.e. the size of the target bonus that Mr. Musslewhite has the opportunity to earn) unless Mr. Musslewhite consents to such reduction; or (ii) any material breach by the Company of any written agreement between Mr. Musslewhite and the Company; or (iii) a relocation of Mr. Musslewhite’s principal office of employment, more than thirty (30) miles; (iv) a material diminution of the duties, title, authority or responsibilities of Mr. Musslewhite (to include any change in reporting that results in Mr. Musslewhite not reporting to the CEO of the Company or to the Board) other than those duties, titles, authority or responsibilities that are by their nature or specifically identified as temporary, provided that no condition set forth in the preceding (i), (ii) or (iii) will be deemed Good Reason unless the Company fails to cure the condition(s) giving rise to Good Reason within 30 days from the date on which Mr. Musslewhite notifies the Company, in writing, of such condition(s).

Richard Booth

We entered into an employment agreement with Mr. Booth (the “Booth Employment Agreement”) on January 29, 2021. The Booth Employment Agreement provides for at-will employment, and further provides that Mr. Booth will receive a base salary, which is reviewed on an annual basis by the HCM and Compensation Committee to determine whether it should be increased or otherwise modified. See the “Summary Compensation Table” above for Mr. Booth’s base salary for fiscal 2021. The Booth Employment Agreement also provides that Mr. Booth is eligible to receive a cash bonus based on the Company achieving specified revenue targets and other requirements which will be determined reasonably and in good faith on an annual basis for the corresponding year by the CEO and the HCM and Compensation Committee. Mr. Booth’s target annual bonus for 2021 was equal to up to 65% of his base salary, subject to Board approval.

In addition to the above, Mr. Booth participates in the employee benefits programs offered by us to our similarly-situated employees. The Booth Employment Agreement provides for the reimbursement of 100% of all health insurance premiums for Mr. Booth if enrolled in a Company sponsored health plan. The cost of the health insurance premiums reimbursed to Mr. Booth are set forth in the “Summary Compensation Table” above in the “All Other Compensation” column.

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Mr. Booth’s employment may be terminated at any time (i) by us with or without Cause (as defined below), (ii) by Mr. Booth for any or no reason, (iii) by either us or Mr. Booth in the event of Mr. Booth’s Disability (as defined in the Booth Employment Agreement) or (iv) as a result of Mr. Booth’s death.

If we terminate Mr. Booth’s employment without Cause (as defined below and other than as a result of death or disability (as defined in the Booth Employment Agreement)), or Mr. Booth terminates his employment for “Good Reason,” (as defined below) then we must provide Mr. Booth with (i) continuation of regular payments of salary at the rate in effect on the date of termination for a period of twelve months from the date of termination of employment, payable in accordance with our regular payroll schedule; (ii) payment of the on-target bonus to be earned by Mr. Booth during the twelve month period following the date of termination of employment, within 30 days following the date of termination; (iii) acceleration of the vesting of all stock options, restricted stock shares, LLC Units, profit interests, or other forms of equity awarded to Mr. Booth by the Company at any time, that would otherwise have vested during the twelve-month period following the termination date.

The Booth Employment Agreement includes customary confidentiality provisions, as well as provisions relating to assignment of inventions, and a one-year post-termination non-solicitation of our employees.

For purposes of the Booth Employment Agreement, “Cause” means that the Mr. Booth has: (i) knowingly and willfully breached any fiduciary duty or any material legal contractual obligation to us, which breach, if curable, is not cured within 15 days after written notice to Mr. Booth thereof or, if cured, recurs; (ii) failed to follow any reasonable directive of the Board, which failure, if curable, is not cured within 15 days after written notice to Mr. Booth thereof or, if cured, recurs; (iii) engaged in gross negligence, fraud, embezzlement, acts of dishonesty or knowing and willful conflict of interest relating to the affairs of the Company or any of our affiliates; (iv) been convicted of or pleaded nolo contendere to (A) any misdemeanor relating to the affairs of the Company or any of our affiliates or (B) any felony (excluding any motor vehicle offense for which a non-custodial sentence is received); or (v) engaged in a willful violation of any federal or state securities laws.

For purposes of the Booth Employment Agreement, “Good Reason” means: (a) a material diminution (of 10% or more) of Mr. Booth’s base salary or target bonus (i.e. the size of the target bonus that Mr. Booth has the opportunity to earn) unless Mr. Booth consents to such reduction; or (b) any material breach by the Company of any written agreement between us and Mr. Booth; or (c) a relocation of the principal office of the Company more than thirty (30) miles; (d) a material diminution of the duties, title, authority or responsibilities of Mr. Booth other than those duties, titles, authority or responsibilities that are by their nature or specifically identified as temporary; and (e) the failure of the Company to obtain the assumption in writing of its obligations to fully perform the Booth Employment Agreement by any successor to all or substantially all of the of the assets of the Company within 15 days after request by Mr. Booth following a merger, consolidation, sale or similar transaction, provided that no condition set forth in the preceding will be deemed Good Reason unless the Company cures the condition(s) giving rise to Good Reason within 30 days from the date on which Mr. Booth notifies the Company, in writing, of such condition(s).

Director Compensation

Our non-employee directors receive an annual retainer for board service of $50,000. Our Audit Committee Chair and HCM and Compensation Committee Chair receive an additional chair retainer of $20,000, and our Nominating and Governance Committee Chair receives an additional chair retainer of $10,000. After our IPO, each director who joins our Board also receives an initial equity award of RSUs with a value of $300,000, and each director receives an annual equity award of RSUs with a value of $175,000 (pro-rated to the extent the director joined less than 12 months prior to the grant date of the annual equity award).

Any director who is an employee of the Company and directors who are employees of Advent, Spectrum Equity and 22C do not receive compensation for services as a director or as a member of a committee of our Board.

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The following table sets forth information concerning the compensation of our non-employee directors for fiscal year 2021.

Name	Fees earned or paid in cash ($)	Stock awards ($)(3)	Total ($)
Christopher Egan	--	--	--
Samuel A. Hamood	$70,000	$30,975(1)	$100,975
Jeff Haywood	--	--	--
Jill Larsen	$52,500	$22,750(1)	$75,250
John Maldonado	--	--	--
Chris Mitchell	--	--	--
D. Randall Winn	--	--	--
Kathleen Winters	$12,500	$265,101(2)	$277,601
Lauren Young	--	--	--
(1)	For Mr. Hamood and Ms. Larsen, amounts reflect awards of Class B Units which were converted into LLC Units and, once vested, shares of Class B common stock in connection with our IPO.
(2)	Amount reflects RSUs granted following Ms. Winters joining the Board in October 2021.
(3)

Represents the grant date fair value of equity awards computed in accordance with ASC 718. The valuation assumptions associated with such awards are discussed in Note 13 to the Company’s consolidated financial statements included in the Form 10-K for the fiscal year ending December 31, 2021. As of December 31, 2021, the directors included in the table above held the following outstanding RSUs and unvested LLC Units: 13,312 unvested LLC Units for Mr. Hamood; 11,174 unvested LLC units for Ms. Larsen; and 6,737 RSUs for Ms. Winters.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our HCM and Compensation Committee during 2021 included Jill Larsen, D. Randall Winn, Jeff Haywood and Lauren Young. None of the members of our HCM and Compensation Committee during 2021 has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or HCM and Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain the 2021 Plan and the Definitive Healthcare Corp. 2021 Employee Stock Purchase Plan (the “ESPP”), which have both been approved by stockholders in connection with our IPO, and the 2019 Plan, under which we made awards prior to our IPO and which has not been approved by stockholders. Effective September 15, 2021, we no longer grant any awards under the 2019 Plan, though previously granted awards under the 2019 Plan remain outstanding and governed by the 2019 Plan. As of December 31, 2021, we had not offered our employees the opportunity to purchase any shares under the ESPP.

The following table sets forth, as of December 31, 2021, certain information related to our compensation plans under which shares of our Class A common stock may be issued.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	2,100,250(1)	N/A	8,386,962(2)
Equity compensation plans not approved by stockholders	3,442,994(3)	N/A	—
Total	5,572,822	N/A	8,386,962

(1)	Consists of 2,100,250 shares of our Class A common stock issuable upon the settlement of RSUs issued under the 2021 Plan as of December 31, 2021.
(2)

As of December 31, 2021, 6,888,789 shares of Class A common stock were available for future issuance under the 2021 Plan and 1,498,173 shares of Class A common stock were available for future issuance under the ESPP. On the first day of each fiscal year, commencing on January 1, 2023 and ending on (and including) January 1, 2032: (A) the share reserve under the 2021 Plan will automatically increase by a number equal to the least of (i) 5% of the total number of shares of Class A common stock actually issued and outstanding on the last day of the preceding fiscal year, (ii) a number of shares of Class A common stock determined by the Board; and (iii) 8,989,039 shares of Class A common stock; and (B) the aggregate number of shares of Common Stock that may be issued under the ESPP will automatically increase by a number equal to the least of (i) 1.0% of the total number of shares of common stock actually issued and outstanding on the last day of the preceding fiscal year, (ii) a number of shares of common stock determined by the Board; and (iii) 1,498,173 shares of common stock.

(3)

Represents awards under the 2019 Plan of Class B Units which were converted into LLC Units and, once vested, shares of Class B common stock in connection with our IPO. Once vested, LLC Units may be exchanged at the election of the holder for shares of Class A common stock of the Company on a one-for-one basis. Any Class B common stock held will be cancelled at the time of the exchange.

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OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information regarding the beneficial ownership of our common stock as of March 25, 2022 by: (1) each person or group whom we know to own beneficially more than 5% of either class of our common stock; (2) each of the directors, director nominees, and NEOs individually; and (3) all of our directors and executive officers as a group.

The numbers of shares of our Class A common stock and Class B common stock beneficially owned, percentages of beneficial ownership of each such class and percentages of combined voting power as of March 25, 2022 that are set forth below are based on 97,563,683 shares of Class A common stock and 55,050,824 shares of Class B common stock issued and outstanding as of March 25, 2022. Our shares of Class B common stock have no economic rights, but each share entitles its holder to one vote on all matters on which our stockholders are entitled to vote generally.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities, and includes shares as to which there is a right to acquire ownership within 60 days following March 25, 2022. With respect to shares included due to restricted stock units or LLC Units scheduled to vest within such 60 day period, the underlying shares for which such restricted stock units would settle or for which such LLC Units would be exchangeable are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those restricted stock units or unvested LLC Units, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is: c/o Definitive Healthcare Corp., 550 Cochituate Rd, Framingham, Massachusetts 01701. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares of Class A common stock(1)		Shares of Class B common stock(1)		Combined Voting Power
Name and address of beneficial owner	Number of shares	Percentage of shares	Number of shares	Percentage of shares

5% stockholders:

Funds managed by Advent International Corporation (2)	62,493,676	64.1%	—	—	41.0%

Affiliates of Spectrum Equity (3)	2,791,929	2.9%	26,808,886	48.7%	19.4%

Jason Krantz (4)	—	—	20,657,840	37.5%	13.5%

Affiliates of 22C Capital (5)	520,927	*	4,151,506	7.5%	3.1%

Directors, director nominees, and named executive officers

Jason Krantz (4)	—	—	20,657,840	37.5%	13.5%

Robert Musslewhite (6)	—	—	332,893	*	*

Richard Booth	9,781	*	60,854	*	*

Chris Egan (7)	—	—	—	—	—

Samuel A. Hamood	37,037	*	296,766	*	*

Jeff Haywood	—	—	—	—	—

Jill Larsen (8)	—	—	34,686	*	*

Chris Mitchell (9)	—	—	—	—	—

Randall Winn (10)	520,927	*	4,151,506	7.5%	3.1%

Kathleen A. Winters	—	—	—	—	—

Lauren Young (7)	—	—	—	—	—

All directors and executive officers as a group (14 persons)	567,745	*	26,169,967	47.5%	17.5%

*	Represents beneficial ownership of less than 1%.

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(1)

Subject to the terms of the amended and restated limited liability company agreements of each of AIDH TopCo, LLC and AIDH Management Holdings, LLC, vested LLC Units, each paired with an equal number of shares of Class B common stock, are exchangeable for shares of our Class A common stock at the holder’s option on a one-for-one basis. When LLC Units are exchanged for shares of Class A common stock, the equivalent number of shares of Class B common stock are cancelled. See “Certain Relationships and Related Person Transactions—Amended Definitive OpCo LLC Agreement.” Beneficial ownership of shares of Class B common stock reflected in this table has not been also reflected as beneficial ownership of shares of our Class A common stock for which such shares of Class B common stock, paired with equal number of LLC Units, may be exchanged and/or surrendered as doing so would result in double counting with respect to the combined voting power. Any fractional shares have been rounded to the nearest whole share.

(2)

Based on information set forth in the Schedule 13G filed with the SEC on February 14, 2022, amount beneficially owned includes: (i) 16,955,510 shares of Class A common stock held by Advent International GPE IX Limited Partnership (“GPE-IX LP”); (ii) 3,359,809 shares of Class A common stock held by Advent International GPE IX-B Limited Partnership (“GPE IX-B LP”); (iii) 1,394,766 shares of Class A common stock held by Advent International GPE IX-C Limited Partnership (“GPE IX-C LP”); (iv) 1,463,380 shares of Class A common stock held by Advent International GPE IX-F Limited Partnership (“GPE IX-F LP”); (v) 4,815,226 shares of Class A common stock held by Advent International GPE IX-G Limited Partnership (“GPE IX-G LP”); (vi) 5,428,915 shares of Class A common stock held by Advent International GPE IX-H Limited Partnership (“GPE IX-H LP”); (vii) 3,075,053 shares of Class A common stock held by Advent International GPE IX-I Limited Partnership (“GPE IX-I LP”); (viii) 4,985,850 shares of Class A common stock held by Advent International GPE IX-A SCSP (“GPE IX-A SCSP”); (ix) 1,061,241 shares of Class A common stock held by Advent International GPE IX-D SCSP (“GPE IX-D SCSP”); (x) 2,156,723 shares of Class A common stock held by Advent International GPE IX-E SCSP (“GPE IX-E SCSP”); (xi) 97,427 shares of Class A common stock held by Advent Partners GPE IX Strategic Investors SCSP (“GPE IX Strategic Investors SCSP”); (xii) 55,642 shares of Class A common stock held by Advent Partners GPE IX Limited Partnership (“AP GPE IX LP”); (xiii) 128,669 shares of Class A common stock held by Advent Partners GPE IX-A Limited Partnership (“AP GPE IX-A LP”); (xiv) 321,070 shares of Class A common stock held by Advent Partners GPE IX Cayman Limited Partnership (“AP GPE IX Cayman LP”); (xv) 54,121 shares of Class A common stock held by Advent Partners GPE IX Cayman Limited Partnership (“AP GPE IX-A Cayman LP”); (xvi) 898,507 shares of Class A common stock held by Advent Partners GPE IX-B Cayman Limited Partnership (“AP GPE IX-B Cayman LP”); (xvii) 3,818,770 shares of Class A common stock held by Advent Global Technology Limited Partnership (“Global Technology LP”); (xviii) 2,971,879 shares of Class A common stock held by Advent Global Technology-B Limited Partnership (“Global Technology-B LP”); (xix) 1,609,070 shares of Class A common stock held by Advent Global Technology-C Limited Partnership (“Global Technology-C LP”); (xx) 1,926,387 shares of Class A common stock held by Advent Global Technology-D Limited Partnership (“Global Technology-D LP”); (xxi) 1,885,069 shares of Class A common stock held by Advent Global Technology-A SCSP (“Global Technology-A SCSP”); (xxii) 5,990 shares of Class A common stock held by Advent Partners AGT Limited Partnership (“AGT LP”); (xxiii) 27,373 shares of Class A common stock held by Advent Partners AGT-A Limited Partnership (“AGT-A LP”); (xxiv) 342,900 shares of Class A common stock held by Advent Partners AGT Cayman Limited Partnership (“AGT Cayman LP”); (xxv) 30,542 shares of Class A common stock held by Advent Global Technology Strategic Investors Limited Partnership (“AGT Strategic Investors LP”); and (xxvi) 3,623,787 shares of Class A common stock held by Sunley House Capital Master Limited Partnership (“Sunley House Master Fund”).

GPE IX GP Limited Partnership is the general partner of GPE-IX LP, GPE IX-B LP, GPE IX-C LP, GPE IX-F LP, GPE IX-G LP, GPE IX-H LP and GPE IX-I LP. AP GPE IX GP Limited Partnership is the general partner of AP GPE IX LP, AP GPE IX-A LP, AP GPE IX Cayman LP, AP GPE IX-A Cayman LP and AP GPE IX-B Cayman LP. GPE IX GP S.a’r.l. is the general partner of GPE IX-A SCSP, GPE IX-D SCSP, GPE IX-E SCSP and GPE IX Strategic Investors SCSP. Advent Global Technology GP Limited Partnership is the general partner of Global Technology LP, Global Technology-B LP, Global Technology-C LP and Global Technology-D LP. Advent Global Technology GP S.a’r.l. is the general partner of Technology-A SCSP. AP AGT GP Limited Partnership is the general partner of AGT LP, AGT-A LP, AGT Cayman LP and AGT Strategic Investors LP. Advent International GPE IX, LLC is the general partner of GPE IX GP Limited Partnership, AP GPE IX GP Limited Partnership and GPE IX GP S.a’r.l. Advent Global Technology LLC is the general partner of Advent Global Technology GP Limited Partnership, Advent Global Technology GP S.a’r.l. and AP AGT GP Limited Partnership. Sunley House Capital GP LP (“Sunley House GP LP”), as general partner of Sunley House Master Fund, Sunley House Capital GP LLC (“Sunley House GP LLC”), as general partner of Sunley House GP LP, and Sunley House Capital Management LLC (“Sunley House Manager”), as investment manager to Sunley House Master Fund, may be deemed to beneficially own the shares held directly by Sunley House Master Fund. Advent International Corporation is the manager of Advent International GPE IX, LLC and Advent Global Technology LLC and is the sole member of both Sunley House GP LLC and Sunley House Manager. Investors in the Sunley House Master Fund invest in one or more of the following feeder funds: Sunley House Capital Fund LP, Sunley House Capital Limited Partnership, Sunley House Capital Fund Ltd. and Sunley House Capital Ltd. (collectively, the “Sunley House Feeder Funds”), which are the limited partners of the Sunley House Master Fund. The Sunley House Feeder Funds have ownership interests in the Sunley House Master Fund, but none of the Sunley House Feeder Funds owns shares directly and none has voting or dispositive power over the shares held directly by the Sunley House Master Fund. Voting and investment decisions by Advent International Corporation are made by a number of individuals currently comprised of John L. Maldonado, David M. McKenna and David M. Mussafer. The address of each of the entities and individuals named in this footnote is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.

(3)

Based on information set forth in the Schedule 13G filed with the SEC on February 14, 2022, amount beneficially owned includes: (i) 26,747,318 shares of Class B common stock held directly by SE VII DHC AIV, L.P.; (ii) 2,791,929 shares of Class A common stock held directly by SE VII DHC AIV Feeder, L.P.; (iii) 38,865 shares of Class B common stock held directly by Spectrum VII Investment

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Managers’ Fund, L.P.; and (iv) 22,703 shares of Class B common stock held directly by Spectrum VII Co-Investment Fund, L.P. collectively the “Spectrum Funds”. SEA VII Management, LLC is the general partner of Spectrum VII Investment Managers’ Fund, L.P., Spectrum VII Co-Investment Fund, L.P. and Spectrum Equity Associates VII, L.P., which in turn is the general partner of SE VII DHC AIV, L.P. and SE VII DHC AIV Feeder, L.P. Chris Mitchell, a member of our Board of Directors, is one of nine managing directors of SEA VII, Management, LLC. Mr. Mitchell and the other managing directors may be deemed to share voting and dispositive over the shares held by the Spectrum Funds. Mr. Mitchell and these other individuals disclaims beneficial ownership of any of the shares held by the Spectrum Funds, except to the extent of their pecuniary interest. The address for each of these entities is 140 New Montgomery Street, 20th Floor, San Francisco, CA 94105.

(4)

Amount beneficially owned includes 206,813 shares of Class B common stock owned by Mr. Krantz directly and 20,451,027 shares of Class B common stock owned in trust by DH Holdings (fka Jason R. Krantz 2009 Trust), of which Mr. Krantz is the beneficiary.

(5)

Amount beneficially owned includes: (i) 4,139,267 shares of Class B common stock held directly by 22C Capital I, L.P.; (ii) 520,927 shares of Class A common stock held directly by 22C Capital I-A, L.P.; and (iii) 12,239 shares of Class B common stock held directly by 22C AIDH AIV LLC. 22C Capital GP I, L.L.C. is the general partner of each of 22C Capital I, L.P. and 22C Capital I-A, L.P., and is the sole member of 22C AIDH AIV LLC. 22C Capital GP I MM LLC is the managing member of 22C Capital GP I, L.L.C. Eric Edell and D. Randall Winn are co-members of 22C Capital GP I MM LLC and, in such capacities, exercise voting or investment power over the shares of Class A common stock and Class B common stock held directly by 22C Capital I, L.P., 22C Capital IA, L.P. and 22C AIDH AIV LLC. The address of all entities referred to above is c/o 22C Capital LLC, 7900 Glades Road, Suite 540, Boca Raton, FL 33434.

(6)	Shares are beneficially owned by Mr. Musslewhite indirectly through the Robert Musslewhite 2014 Family Trust.

(7)

Excludes shares of Class A common stock held by Advent, as disclosed in footnote (2) above. Each of Mr. Egan and Ms. Young disclaim beneficial ownership of the shares of Class A common stock held by the Advent Funds except to the extent of their respective pecuniary interest therein.

(8)

Amount beneficially owned includes 33,289 shares beneficially owned by Ms. Larsen indirectly and 1,397 shares exchangeable by Ms. Larsen directly upon vesting of an equal number of LLC Units within 60 days.

(9)

Excludes shares of Class A common stock and Class B common Stock held by the Spectrum Funds, as disclosed in footnote (3) above. Mr. Mitchell disclaims beneficial ownership of the shares of Class A common stock and Class B common stock held by the Spectrum Funds except to the extent of his pecuniary interest therein.

(10)

Amount beneficially owned includes 520,927 shares of Class A common stock and 4,151,506 shares of Class B common stock beneficially owned by 22C Capital, as disclosed in footnote (5) above. Mr. Winn may be deemed to exercise voting and investment power over the shares of Class A common stock and Class B common stock beneficially owned by 22C Capital.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries and our directors, director nominees, executive officers or holders of more than 5% of our voting securities during fiscal year 2021. We also summarize our policies and procedures for the review, approval or ratification of transactions with such related persons.

As used herein, unless otherwise noted or the context requires otherwise:

•	“Definitive OpCo” refers to AIDH TopCo, LLC a subsidiary of Definitive Healthcare Corp.
•	“Reorganization Transactions” refers to the series of transactions we completed in connection with our initial public offering.
•	“Advent” refers to funds affiliated with Advent International, a global private equity firm.
•	“Spectrum Equity” refers to investment funds associated with Spectrum Equity Management, L.P., a private equity firm.
•	“22C Capital” refers to investment funds associated with 22C Capital LLC, a private equity firm.
•	“Sponsors” refers collectively to Advent, Spectrum Equity and 22C Capital.
•	“LLC Units” refers to the limited liability company interests in Definitive OpCo that were issued in connection with our initial public offering.
•	“Unitholders” refers to holders who hold their ownership in Definitive OpCo in the form of LLC Units.
•	“Amended LLC Agreement” refers to the second amended and restated limited liability company agreement of Definitive OpCo, entered into in connection with the Reorganization Transactions.
•	“Blocker Companies” refers to entities treated as corporations for U.S. tax purposes that hold LLC Units.
•	“TRA Parties” refers collectively to Unitholders, the former owners of the Blocker Companies and any future party to the Tax Receivable Agreement (collectively, the “TRA Parties”).
•	“Tax Receivable Agreement” refers to the tax receivable agreement entered into with the TRA Parties.

Reorganization Agreement

In connection with our IPO, we entered into a series of Reorganization Transactions. In order to effect the Reorganization Transactions, we entered into a reorganization agreement and related agreements with Definitive OpCo, and certain Unitholders thereof.

We reimbursed $1.05 million in aggregate expenses incurred by our Sponsors in connection with the Reorganization Transactions.

The table below sets forth the consideration in LLC Units and Class B common stock received by our directors, officers and 5% equity holders in the Reorganization Transactions:

Class B Common Stock and LLC Units Issued in the Reorganization Transactions
Name	Number
Affiliates of Advent and certain other minority equity holders	—
Affiliates of Spectrum Equity	28,352,972
Jason Krantz	21,994,281
AIDH Management Holdings, LLC	6,098,909
Affiliates of 22C Capital	4,390,661

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Amended Definitive OpCo LLC Agreement

In accordance with the terms of the Amended LLC Agreement, we operate our business through Definitive OpCo. Pursuant to the terms of the Amended LLC Agreement, so long as the Unitholders continue to own any LLC Units or securities exchangeable into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Definitive OpCo or own any assets other than securities of Definitive OpCo and/or any cash or other property or assets distributed by or otherwise received from Definitive OpCo, unless we determine in good faith that such actions or ownership are in the best interest of Definitive OpCo.

As the sole managing member of Definitive OpCo, we have control over all of the affairs and decision making of Definitive OpCo. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Definitive OpCo and the day-to-day management of Definitive OpCo’s business. We will fund any dividends to our stockholders by causing Definitive OpCo to make distributions to the Unitholders and us, subject to the limitations imposed by our debt agreements.

Unitholders generally incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Definitive OpCo. Net profits and net losses of Definitive OpCo are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of LLC Units, except as otherwise required by law. The Amended LLC Agreement provides for pro rata cash distributions to the holders of LLC Units for purposes of funding their tax obligations in respect of the taxable income of Definitive OpCo that is allocated to them. Generally, these tax distributions are computed based on our estimate of the taxable income of Definitive OpCo allocable to the Unitholders that receives the greatest proportionate allocation of income multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident of New York, NY (taking into account the non-deductibility of certain expenses and the character of our income). As a result of (i) potential differences in the amount of taxable income allocable to us and the other Unitholders, (ii) the lower tax rate applicable to corporations than individuals and (iii) the use of an assumed tax rate in calculating Definitive OpCo’s distribution obligations, we may receive tax distributions significantly in excess of our tax liabilities and obligations to make payments under the Tax Receivable Agreement (as described below).

Except as otherwise determined by us, if at any time we issue a share of our Class A common stock, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Definitive OpCo and Definitive OpCo shall issue to us one LLC Unit, unless such share was issued by us solely to fund the purchase of an LLC Unit from a holder of LLC Units, in which case such net proceeds shall instead be transferred to the selling holder of LLC Units as consideration for such purchase, and Definitive OpCo will not issue an additional LLC Unit to us. Similarly, except as otherwise determined by us, (i) Definitive OpCo will not issue any additional LLC Units to us unless we issue or sell an equal number of shares of our Class A common stock and (ii) should Definitive OpCo issue any additional LLC Units to the Unitholders or any other person, we will issue an equal number of shares of our Class B common stock to such Unitholders or any other person. Conversely, if at any time any shares of our Class A common stock are purchased or otherwise acquired by us, Definitive OpCo will purchase or otherwise acquire an equal number of LLC Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock are purchased or otherwise acquired. In addition, except as otherwise determined by us, Definitive OpCo will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units unless it is accompanied by a substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not effect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the LLC Units.

Under our Amended LLC Agreement, Unitholders (other than us) have the right to require Definitive OpCo to redeem or exchange all or a portion of their LLC Units for newly-issued shares of Class A common stock, which

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may consist of unregistered shares, on a one-for-one basis (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). Upon the exercise of the redemption right, the exchanging member will surrender its LLC Units to Definitive OpCo for cancellation. The Amended LLC Agreement requires that we contribute shares of our Class A common stock to Definitive OpCo in exchange for an amount of newly-issued LLC Units in Definitive OpCo equal to the number of LLC Units exchanged from the holders of LLC Units. Definitive OpCo will then distribute the shares of our Class A common stock to such holder of an LLC Unit to complete the exchange. In the event of an exchange request by a holder of an LLC Unit, we may at our option effect a direct exchange of Class A common stock for LLC Units in lieu of such exchange. Furthermore, in the event of an exchange request, we are obligated to ensure that at all times the number of LLC Units that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities). Shares of Class B common stock will be canceled on a one-for-one basis if we, following an exchange request of a holder of an LLC Unit, exchange LLC Units of such holder pursuant to the terms of the Amended LLC Agreement. The holders of vested equity in AIDH Management Holdings, LLC have the right, pursuant to the terms of the amended and restated limited liability company agreement of AIDH Management Holdings, LLC, to cause Definitive OpCo to redeem or exchange their vested equity for newly issued shares of Class A common stock on a one-for-one basis pursuant to the terms of the Amended LLC Agreement.

The Amended LLC Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our stockholders and approved by our Board of Directors or is otherwise consented to or approved by our Board of Directors, Unitholders will be permitted to participate in such offer by delivery of a notice of exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the Unitholders to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the Unitholders may participate in each such offer without being required to exchange LLC Units.

The Amended LLC Agreement provides that, except for transfers to us as provided above or to certain permitted transferees, the LLC Units and shares of Class B common stock may not be sold, transferred or otherwise disposed of.

Subject to certain exceptions, Definitive OpCo will indemnify all of its members and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Definitive OpCo’s business or affairs or the Amended LLC Agreement or any related document.

Definitive OpCo may be dissolved upon (i) the determination by us to dissolve Definitive OpCo or (ii) any other event which would cause the dissolution of Definitive OpCo under the Delaware Limited Liability Company Act, unless Definitive OpCo is continued in accordance with the Delaware Limited Liability Company Act. Upon dissolution, Definitive OpCo will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Definitive OpCo’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested LLC Units.

Tax Receivable Agreement

We acquired certain favorable tax attributes from the Blocker Companies in the Reorganization Transactions and certain tax basis adjustments resulting from the acquisition of LLC Units from Unitholders in connection with the IPO. In addition, the acquisition of LLC Units from Unitholders in connection with this offering and future exchanges by Unitholders of LLC Units for shares of our Class A common stock or other consideration are

36

expected to result in favorable tax attributes for us. These tax attributes would not be available to us in the absence of those transactions and are expected to reduce the amount of tax that we would otherwise be required to pay in the future.

In connection with the IPO, we entered into a Tax Receivable Agreement, or TRA, with the TRA Parties. Under the TRA, the Company generally will be required to pay to the original LLC Unitholders 85% of the amount of cash savings, if any, in U.S. federal, state, or local tax that the Company actually realizes directly or indirectly (or are deemed to realize in certain circumstances) as a result of (i) certain tax attributes created as a result of any sales or exchanges (as determined for U.S. federal income tax purposes) to or with the Company of their interests in AIDH TopCo, LLC, including any basis adjustment relating to the assets of AIDH TopCo, LLC, (ii) existing tax attributes acquired by the Company in the pre-IPO restructuring, and (iii) tax benefits attributable to payments made under the TRA. The Company expects to benefit from the remaining 15% of any tax benefits that it may actually realize. To the extent that the Company is unable to timely make payments under the TRA for any reason, such payments generally will be deferred and will accrue interest until paid.

We have recorded a tax receivable agreement liability of $153.5 million related to these benefits. To the extent that we determine that we are able to realize the tax benefits associated with the basis adjustments and net operating losses, we would record an additional liability of $83.1 million for a total liability of $236.6 million. As of December 31, 2021, no amounts are expected to be paid within the next 12 months.

Nominating Agreements

We entered into nominating agreements, pursuant to which (a) Advent and its affiliates have the right, at any time until Advent no longer beneficially owns at least 21.5% of our outstanding common stock, to nominate two designees to our Board; and (b) so long as each of Spectrum Equity and Jason Krantz together with each of their respective affiliates, owns at least 5% of our outstanding common stock, respectively, Spectrum Equity and Jason Krantz, and their respective affiliates, each have the right to nominate one designee to our Board. After such time as Advent and its affiliates no longer beneficially own at least 21.5% of our outstanding common stock but so long as Advent and its affiliates are the beneficial owners of at least 5% of our common stock, Advent and its affiliates have the right to nominate one designee to our Board. So long as Advent, Spectrum Equity and Jason Krantz together with their respective affiliates beneficially own at least 5% of our outstanding common stock, Advent, Spectrum Equity and Jason Krantz each have the right to nominate a designee to our Board to fill any vacancy of a director nominated by Advent, Spectrum Equity or Jason Krantz, respectively, due to death, resignation or removal. See “Management—Nominating Agreements”.

Registration Rights Agreement

In connection with the IPO, we entered into a registration rights agreement with certain of the Unitholders and affiliates of Advent, affiliates of Spectrum Equity, Jason Krantz, AIDH Management Holdings, LLC and affiliates of 22C Capital.

Mr. Musslewhite

In June 2021, the Robert Musslewhite 2014 Family Trust purchased 330,469 Class A Common Units of Definitive OpCo through the subscription for and purchase of 330,469 Class A Common Units of AIDH Management Holdings, LLC, for an aggregate purchase price of $5,000,000. In connection with the IPO, these units converted into 332,893 LLC Units of AIDH Management Holdings, LLC.

Ms. Larsen

On May 20, 2021 Ms. Larsen, through an LLC, purchased 33,047 Class A Common Units of Definitive OpCo through her subscription for and purchase of 33,047 Class A Common Units of AIDH Management Holdings, LLC for an aggregate purchase price of $500,000. In connection with the IPO, these units converted into 33,289 LLC Units of AIDH Management Holdings, LLC.

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Related Party Transactions Policies and Procedures

We have a Related Person Transaction Policy (the “Policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the Policy, subject to certain exceptions, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in the Policy) had, has or will have a direct or indirect material interest.

The Policy requires that notice of a proposed transaction or arrangement that could be a related person transaction be provided to our Chief Legal Officer, or his or her designee, the chair of the Board or the chair of the Audit Committee prior to entry into such transaction. If it is determined that such transaction could be a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting or sooner if determined to be necessary by the Chief Legal Officer. Under the Policy, our Audit Committee may, in its discretion based upon a determination that such transactions are in the best interests of the Company and such other determinations as the Audit Committee deems appropriate, (i) approve or ratify such transactions, as applicable, (ii) request that the transaction be modified as a condition to the Audit Committee’s approval or ratification, or (iii) reject the transaction.

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STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Chief Legal Officer and Secretary, Definitive Healthcare Corp., Chief Legal Officer, 550 Cochituate Rd, Framingham, MA 01701. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2023 Annual Meeting, a proposal must be received by our Secretary on or before December 13, 2022. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2023 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Chief Legal Officer and Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the date of the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2023 Annual Meeting, such a proposal must be received on or after January 24, 2023, but not later than February 23, 2023. In the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the open of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting, or, if the first public announcement by the Company of the date of the 2023 Annual Meeting is less than 100 days prior to the 2023 Annual Meeting, the tenth day following the day on which public announcement of the date of the 2023 Annual Meeting is first made by the Company. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2023.

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OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

David Samuels
Chief Legal Officer and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (ir.definitivehc.com) and click on “SEC Filings” under the “Financials” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements and schedules thereto, filed with the SEC, will also be available without charge to stockholders upon written request addressed to:

Chief Legal Officer and Secretary

Definitive Healthcare Corp.

550 Cochituate Rd

Framingham, MA 01701

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P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go • To: www.proxypush.com/DH • Cast your vote online • Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-460-4208 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions MAIL • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Definitive Healthcare Corp. Annual Meeting of Stockholders For Stockholders of record as of March 25, 2022 TIME: Tuesday, May 24, 2022 4:00 PM, Eastern Time PLACE: 492 Old Connecticut Path Framingham, MA 01701 This proxy is being solicited on behalf of the Board of Directors of Definitive Healthcare Corp. The undersigned hereby appoints David Samuels, Richard Booth and Jason Krantz (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Definitive Healthcare Corp. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Definitive Healthcare Corp. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR all of the nominees listed under Proposal 1 and FOR Proposal 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Jason Krantz FOR #P2# #P2# 1.02 Chris Mitchell FOR #P3# #P3# 1.03 Lauren Young FOR #P4# #P4# FOR AGAINST ABSTAIN 2. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting FOR firm for the fiscal year ending December 31, 2022. #P5# #P5# #P5# Check here if you would like to attend the meeting in person. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date